                                                                Exhibit 99(o)(1)


                             SUMMIT INVESTMENT TRUST
                             -----------------------
                                 CODE OF ETHICS
                                 --------------

1.       Definitions

         1.1 Access Person. As used in this Code of Ethics, the term "Access Person" shall mean any Trustee, officer or Advisory Person of the Trust, except for any such person who is an employee of the Trust's investment adviser (the "Adviser"), investment sub-adviser (the "Sub-Adviser") or principal underwriter,(1) or any company in a control relationship to the Trust, Adviser, Sub-Adviser or the principal underwriter of the Trust, and who is subject to a code of ethics of such Adviser, Sub-Adviser or principal underwriter of the Trust that complies with the requirements of Rule 17j-1 adopted under the Investment Company Act of 1940, as amended (the "Act").

         1.2 Active Consideration. A Security will be deemed under "active consideration" when a recommendation to purchase or sell a Security for the Trust has been made and communicated to the person or persons ultimately making the decision to buy or sell the Security, which includes when a client has a pending "buy" or "sell" order with respect to the Security. A Security will also be deemed under "active consideration" whenever an Advisory Person focuses on a specific Security and seriously considers recommending purchase or sale of the Security for the Trust.

----------
(1) With respect to the principal underwriter of the Trust, Access Person means any officer, director or general partner of the principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by the Trust for which the principal underwriter acts in, or whose functions or duties in the ordinary course of business relate to the making of, any recommendation to the Trust regarding the purchase or sale of Securities.

         A Security will be deemed under "active consideration" until the Trust implements or rejects the recommendation or until the proper Advisory Person decides not to recommend the purchase or sale of the Security for the Trust.

         A Security will not be deemed under "active consideration" if the Security is being reviewed only as part of a general industrial survey or other broad monitoring of the securities market.

         1.3 Advisory Person. As used in this Code of Ethics, the term "Advisory Person" shall mean (i) any employee of the Trust, Adviser or Sub-Adviser or any company in a control relationship to the Trust, Adviser or Sub-Adviser, who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by the Trust, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Trust, Adviser or Sub-Adviser who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a Security.

         1.4 Beneficial Ownership. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is considered a "beneficial owner" as defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the Security. For purposes of this Code of Ethics, the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

         1.5 Control. "Control" shall have the same meaning as that set forth in
Section 2(a)(9) of the Act.

         1.6 Disinterested Trustee. "Disinterested Trustee" means a Trustee of the Trust who is not an "interested person" of the Trust within the meaning of
Section 2(a)(19) of the Act.

         1.7 Investment Personnel. "Investment Personnel" means any employee, including, but not limited to, any securities analyst or securities trader, of the Trust, Adviser or Sub-Adviser (or of any company in a control relationship to the Trust, Adviser or Sub-Adviser) who, in connection with his or her regular functions or duties, makes or participates in the making of recommendations regarding a Trust's purchase or sale of Securities, or (b) any natural person who controls the Trust, Adviser or Sub-Adviser and who obtains information concerning recommendations to the Trust regarding the purchase or sale of Securities by the Trust.

         1.8 Purchase or sale of a Security. "Purchase or sale of a Security" includes, among other things, the writing of an option to purchase or sell the Security.

         1.9 Security. "Security" shall have the meaning set forth in Section 2(a)(36) of the Act except that it shall not include direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments (including repurchase agreements), and shares of registered open-end investment companies (i.e., mutual funds).

         1.10 Security held or to be acquired. A "Security held or to be acquired" by the Trust is defined to include: (a) any Security that within the most recent fifteen (15) days (i) is or has been held by the Trust, or (ii) is under active consideration by the Trust, Adviser or Sub-Adviser for purchase or sale by the Trust; and (b) any option to purchase or sell, and any Security which is convertible into or exchangeable for, a Security described in subparts
(a)(i) or (a)(ii) of this Sub-paragraph 1.10.

         1.11 Trust and Trustees. As used in this Code of Ethics, "Trust" shall mean Summit Investment Trust, a Massachusetts business trust registered as an open-end investment company under the Act and "Trustees" shall mean the persons who are trustees of the Trust.

         1.12 Additional Definitions. All other terms used in this Code of Ethics shall be defined by reference to the Act or the Exchange Act.

2.       Purpose of the Code of Ethics

         This Code of Ethics is designed to prevent certain practices by Access Persons in connection with the purchase or sale of a Security held or to be acquired by the Trust. These include:

                  (a) employing any device, scheme or artifice to defraud the Trust;

                  (b) making any untrue statement of a material fact or omitting to state a material fact that renders statements made to the Trust misleading;

                  (c) engaging in any act, practice, or course of business that acts as a fraud or deceit upon the Trust; or

                  (d) engaging in any manipulative practice with respect to the Trust.

3.       Prohibited Purchases and Sales

         3.1 No Access Person shall purchase or sell, directly or indirectly, any Security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, and that such Access Person knew or, in the course of fulfilling his or her official duties, should have known, at the time of such purchase or sale, is held or to be acquired by the Trust, until a period of five business days has elapsed from the date the Security no longer is held or to be acquired by the Trust.

         3.2 No Investment Personnel shall directly or indirectly acquire beneficial ownership in any Security in a limited offering ("private placement") or initial public offering ("IPO") without prior approval from the appropriate compliance officer. (In determining whether to grant such prior approval, the appropriate officer shall determine (among other factors) whether the investment opportunity should be reserved for the Trust and its shareholders, and whether the opportunity is being offered to the individual by virtue of his or her position with the Trust. Any Investment Personnel who has been authorized to acquire Securities in a private placement, must disclose that investment when he or she is involved in any subsequent consideration of an investment by the Trust in that issuer. In such circumstances, Investment Personnel with no personal interest in the particular issuer shall independently review the Trust's decision to purchase that issuer's Securities.)

         3.3 The prohibitions of Sections 3.1 and 3.2 of this Code of Ethics shall not apply to purchases and sales specified in Section 4 of this Code of Ethics.

4.       Exempted Transactions

         The prohibitions in Sections 3.1 and 3.2 of this Code of Ethics shall not apply to the following transactions:

                  (a) purchases or sales of any Security effected in any account over which an Access Person or Investment Personnel have no direct or indirect influence or control;

                  (b) purchase or sales of Securities which are not eligible for purchase or sale by the Trust;

                  (c) purchases of Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent the rights were acquired from the issuer, and the sales of the rights so acquired;

                  (d) purchases or sales of any Security that are non-volitional(2) on the part of either the Access Person, Investment Personnel or the Trust;

                  (e) purchases of any Security that are part of an automatic dividend reinvestment plan;

                  (f) purchases or sales of any Security that are approved by a majority vote of those Trustees having no interest in the transaction upon a showing of good cause ("good cause" will be deemed to exist where unexpected hardship occasions the need for additional funds, but a change in investment objectives will not be deemed "good cause"); and

                  (g) purchases or sales of any Security that are approved by a majority vote of those Trustees having no interest in the transactions where the purchases and sales have only a remote potential of harming the Trust because (1) such transactions are in a highly institutionalized market and would have little effect on the market; or (2) the transactions clearly are not related economically to Securities held or to be acquired by the Trust.

5.       Prohibited Business Conduct

         5.1      No Access Person shall, either directly or indirectly:

----------
(2) Non-volitional purchases or sales include those transactions which do not involve a willing act or conscious decision on the part of the employee. For example, shares received or disposed of in a merger, recapitalization or similar transaction are considered non-volitional.

                  (a) engage in any business transaction or arrangement for personal profit based on confidential information gained by way of employment with the Trust, Adviser or Sub-Adviser;

                  (b) communicate non-public information about security transactions of the Trust whether current or prospective to anyone unless necessary as part of the regular course of the Trust's business (non-public information regarding particular securities, including reports and recommendations of the Adviser or Sub-Adviser, may not be given to anyone who is not an officer or Trustee of the Trust, a Representative, director or officer of the Adviser or an officer or director of the Sub-Adviser, without prior approval of the President of the Trust;

                  (c) buy or sell any security or any other property from or to the Trust, provided that this item shall not be construed to prohibit a person from being a shareholder of the Trust or a policy owner of a variable annuity policy that is funded in whole or in part by shares of the Trust; or

                   (d) accept a gift, favor, or service of significant value from any person or company which, to the actual knowledge of such Access Person, does business or might do business with the Trust, Adviser, Sub-Adviser or The Union Central Life Insurance Company.

6.       Reporting, Disclosure and Certification Requirements

         6.1 Initial Holdings Reports. All Access Persons (excluding Disinterested Trustees who would be required to make a report solely by reason of being a Trustee) shall disclose all personal Securities holdings to the appropriate compliance officer upon commencing employment. The Initial Report shall be made on the form attached as Exhibit A and shall contain the following information:

                  (a) the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                  (b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                  (c)      the date that the report is submitted by the Access
                           Person.

         All Access Persons currently employed by the Trust shall submit an Initial Report to the appropriate compliance officer within ten days of the date of this Code of Ethics. All other Initial Reports shall be made no later than ten days after the person becomes an Access Person.

         6.2      Quarterly Reports.

                  (a) All Access Persons (excluding Disinterested Trustees who would be required to make a report solely by reason of being a Trustee) shall report to the appropriate compliance officer, the information described below in Sub-paragraph 6.2(c) of this Section with respect to transactions in any Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security; provided, that all Access Persons shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or Security transactions which are not eligible for purchase or sale by the Trust.

                  (b) Each Disinterested Trustee, who would be required to make a report solely by reason of being a Trustee, need submit a Quarterly Report only if such Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during the 15-day period immediately before or after the Trustee's transaction in a Security that the Security was held or to be acquired by the Trust.

                  (c) Reports required to be made under this Paragraph 6.2 shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. All Access Persons (excluding Disinterested Trustees who would be required to make a report solely by reason of being a Trustee) shall be required to submit a report for all periods, including those periods in which no Securities transactions were effected. A report shall be made on the form attached hereto as Exhibit B or on any other form containing the following information:

                           (i) the date of the transaction, the title of the Security, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Security involved;

                           (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           (iii)    the price at which the transaction was
                                    effected;

                           (iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and

                           (v)      the date the report is submitted.

                  (d) All Access Persons (excluding Disinterested Trustees who would be required to make a report solely by reason of being a Trustee) shall direct their brokers to supply duplicate copies of all monthly brokerage statements for all Securities accounts maintained by the Access Person to the appropriate compliance officer, on a timely basis. An Access Person may submit such a brokerage statement or a confirmation in lieu of the Report contained in Exhibit B, provided such statements or confirmations contain all of the information required to be reported in Exhibit
                           B. In addition, with respect to any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall report the following information:

                           (i) the name of the broker, dealer or bank with whom the Access Person established the account;

                           (ii)     the date the account was established; and

                           (iii)    the date the report is submitted.

         6.3 Annual Holdings Reports. All Access Persons (excluding any Disinterested Trustee who would be required to make a report solely by reason of being a Trustee) shall disclose all personal Securities holdings on an annual basis on the Form attached as Exhibit C within 30 days after the end of the calendar year. All Annual Reports shall provide information on personal Securities holdings that is current as of a date no more than 30 days before the Annual Report is submitted. Such Annual Reports shall contain the following information:

                  (a) the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership;

                  (b) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person; and

                  (c)      the date that the report is submitted by the Access
                           Person.

         6.4 Any of the foregoing reports may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

7. Certification of Compliance with Code of Ethics. Every Access Person (excluding Disinterested Trustees who would be required to make a report solely by reason of being a Trustee) shall certify in their Annual Report (Attached as Exhibit C) that:

         7.1 they have read and understand the Code of Ethics and recognize that they are subject thereto;

         7.2 they have complied with the requirements of the Code of Ethics; and

         7.3 they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

8. Conflict of Interest. Every Access Person shall notify the compliance officer of any personal conflict of interest relationship which may involve the Trust, such as the existence of any economic relationship between their transactions and Securities held or to be acquired by the Trust.

9.       Reporting of Violations to the Board of Trustees

         9.1 Any person, including the compliance officer, shall promptly report all violations and apparent violations of this Code of Ethics and the reporting requirements thereunder to the Board of Trustees.

         9.2 The Board of Trustees, or a committee of Trustees created by the Board of Trustees for that purpose, shall consider reports made to the Board of Trustees hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

10.      Annual Reporting to the Board of Trustees

         10.1 The compliance officer shall prepare an annual report relating to this Code of Ethics to the Board of Trustees. Such annual report shall:

                  (a) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

                  (b) identify any violations requiring significant remedial action during the past year;

                  (c) identify any recommended changes in the existing restrictions or procedures based upon the Trust's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

                  (d) certify that the Trust has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

11. Annual Reporting of Investment Advisers, Investment Sub-Advisers and Principal Underwriters to the Board(3)

         Any investment adviser, sub-adviser or principal underwriter to the Trust shall also prepare an annual report to the Board which contains that information described in Section 10 (as it pertains to their particular Code of Ethics and compliance with Rule 17j-1).

12.      Sanctions

         Upon learning of a violation of this Code of Ethics, the Trustees may impose any sanction as it deems appropriate under the circumstances, including, but not limited to, letters of reprimand, suspension of employment, or termination of employment.

13.      Retention of Records

         13.1 The Trust shall, at its principal place of business, maintain records in the manner and to the extent set out below, as modified from time to time by any amendments to Rule 17j-1, and shall make these records available to the Securities and Exchange Commission ("SEC") or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

                  (a) A copy of this Code of Ethics, or any Code of Ethics which within the past five (5) years has been in effect, shall be preserved in an easily accessible place;

                  (b) A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place

----------
(3) The requirements of Section VII apply to principal underwriters only where:
         - the principal underwriter is an affiliated person of the Trust or the Trust's investment adviser or investment sub-adviser; or
         - an officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Trust or of the Trust's investment adviser or investment sub-adviser.

                           for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

                  (c) A copy of each report made by an Access Person pursuant to this Code of Ethics shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

                  (d) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code of Ethics shall be maintained in an easily accessible place;

                  (e) A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities in a private placement or IPO, as described in Section 3.2 (a) of this Code of Ethics, for at least five (5) years after the end of the fiscal year in which the approval is granted; and

                  (f) A copy of each annual report required under Section 10 or 11 for at least five (5) years after the end of the fiscal year in which it is made, the first two in an accessible place.

Date Last Revised: _________________________, 2000

                                                                       Exhibit A


                             SUMMIT INVESTMENT TRUST

                                 CODE OF ETHICS

                                 INITIAL REPORT


To the Compliance Officer of SUMMIT INVESTMENT TRUST (the "Trust"):

         1. I hereby acknowledge receipt of a copy of the Code of Ethics for the Trust.

         2. I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an "Access Person."

         3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as any economic relationship between my transactions and Securities held or to be acquired by the Trust or any of its series.

         4. As of the date below I had a direct or indirect beneficial ownership in the following Securities:

                                                       Dollar Amount        Type of Interest
Title of Security             Number of Shares        of Transaction      (Direct or Indirect)
-----------------             ----------------        --------------      --------------------






         5. I hereby represent that I maintain account(s) as of the date this report is submitted in which Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below.

     Name of Broker, Bank or Dealer with Whom
                Account Maintained                     Date Established
                ------------------                     ----------------







Name:
     -------------------------------

Title:
      ------------------------------

Date Report Submitted:
                      --------------

                                                                       Exhibit B

                             SUMMIT INVESTMENT TRUST

                                 CODE OF ETHICS

                    Quarterly Securities Transactions Report
                    For the Calendar Quarter Ended: _________

To the Compliance Officer of the SUMMIT INVESTMENT TRUST (the "Trust"):

         During the quarter referred to above, the following transactions were effected in Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Trust.

================ ================= ======== =============== ============= ================ ======= ===============
                                             INTEREST RATE                   NATURE OF                 BROKER/
                                              AND MATURITY     DOLLAR       TRANSACTION                 DEALER
   TITLE OF          DATE OF        NO. OF      DATE (if      AMOUNT OF   (Purchase, Sale,         OR BANK THROUGH
   SECURITY        TRANSACTION      SHARES    applicable)    TRANSACTION       Other)       PRICE   WHOM EFFECTED
---------------- ----------------- -------- --------------- ------------- ---------------- ------- ---------------
---------------- ----------------- -------- --------------- ------------- ---------------- ------- ---------------

---------------- ----------------- -------- --------------- ------------- ---------------- ------- ---------------

---------------- ----------------- -------- --------------- ------------- ---------------- ------- ---------------

---------------- ----------------- -------- --------------- ------------- ---------------- ------- ---------------

---------------- ----------------- -------- --------------- ------------- ---------------- ------- ---------------

---------------- ----------------- -------- --------------- ------------- ---------------- ------- ---------------

---------------- ----------------- -------- --------------- ------------- ---------------- ------- ---------------

================ ================= ======== =============== ============= ================ ======= ===============

         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed above.

         I hereby represent that I established the brokerage accounts listed below, in which Securities were held during the quarter referenced above for my indirect or direct benefit.

     Name of Broker, Bank or Dealer with Whom
                Account Established                     Date Established
                -------------------                     ----------------





         Except as noted in this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as the existence of any economic relationship between my transactions and Securities held or to be acquired by the Trust or any of its series.


Name:
     -------------------------------

Title:
      ------------------------------

Date Report Submitted:
                      --------------

                                                                       Exhibit C


                             SUMMIT INVESTMENT TRUST

                                 CODE OF ETHICS
                                  ANNUAL REPORT

         To the Compliance Officer of the SUMMIT INVESTMENT TRUST (the "Trust"):

         1. I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an "Access Person."

         2. I hereby certify that, during the year ended December 31, 200__, I have complied with the requirements of the Code of Ethics and I have reported all Securities transactions required to be reported pursuant to the Code of Ethics.

         3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as any economic relationship between my transactions and Securities held or to be acquired by the Trust or any of its series.

         4. As of December 31, 200__, I had a direct or indirect beneficial ownership in the following Securities:

                                          Principal Amount     Type of Interest     Broker/Dealer or Bank
Title of Security     Number of Shares   of Securities Sold  (Direct or Indirect)   Through Whom Effected
-----------------     ----------------   ------------------  --------------------   ---------------------






         5. I hereby represent that I maintain the account(s) with the brokers, dealers or banks listed below in which Securities are held for my direct or indirect benefit.

     Name of Broker, Bank or Dealer with Whom
                Account Maintained                     Date Established
                ------------------                     ----------------




Name:
     -------------------------------

Title:
      ------------------------------

Date Report Submitted:
                      --------------


                                      C-2